Exhibit 99.1

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

PrivateBancorp Reports Fourth Quarter and Full Year 2013 Earnings
Earnings per share of $0.43 for fourth quarter 2013, up 65 percent from fourth quarter 2012
Earnings per share of $1.57 for full year 2013, up 78 percent from full year 2012

CHICAGO, January 16, 2014 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $33.7 million or $0.43 per diluted share for the fourth quarter 2013, as compared to $20.0 million or $0.26 per diluted share for the fourth quarter 2012 and $33.1 million or $0.42 per diluted share for the third quarter 2013. For the year ended December 31, 2013, the Company had net income available to common shareholders of $122.9 million or $1.57 per diluted share, as compared to $64.5 million or $0.88 per diluted share for the year ended December 31, 2012.

“We finished the year with another strong quarter for PrivateBancorp,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Compared to the prior year, earnings per share increased 65 percent for the quarter and 78 percent for the year. We grew net loans $235 million and client deposits $321 million in the quarter. This growth, along with further reductions of credit costs, helped to drive net income to $34 million in the period.
“I am proud of what the team accomplished in 2013 and how that positions us for the future,” Richman continued. “Our 2013 net income nearly doubled and reflects continued client relationship development as well as our success in significantly improving asset quality, which drove credit costs lower for the year. Revenue grew to $538 million for the year despite ongoing pricing pressure in the competitive, low-rate environment. As we look ahead to 2014, our credit problems are largely behind us and we believe we can benefit from a strengthening economic environment. We will focus on consistent execution of our strategy, adding new commercial banking relationships and expanding those we have through cross-sell of our commercial, wealth management and personal banking services.”

Fourth Quarter 2013 Highlights

•	Net revenue was $136.0 million, an increase of $1.6 million as compared to third quarter 2013, benefiting from the growth in average loans and lower cost of funds.

•
Total loans grew to $10.6 billion as of December 31, 2013, up 5 percent from a year ago and 2 percent from September 30, 2013. The increase in total loans reflected growth in commercial and industrial loans and commercial real estate and construction loans as compared to the third quarter 2013.

•
Total deposits were $12.0 billion as of December 31, 2013, an increase of $181.1 million from September 30, 2013, with noninterest bearing demand deposit balances representing 26 percent of total deposits.

•
Net interest margin was 3.18 percent, up 2 basis points from a year ago and stable as compared to third quarter 2013, benefiting in part from the repayment of $120 million of subordinated debt during the quarter.

•
Nonperforming assets to total assets declined to 0.87 percent at December 31, 2013, as compared to 1.57 percent one year ago and 1.07 percent at September 30, 2013. Nonperforming loans were $94.2 million as of December 31, 2013, a decline of 32 percent from December 31, 2012 and 17 percent from September 30, 2013. In comparison to the third quarter 2013, a reduction in net charge-offs of $3.2 million contributed to the $2.9 million decline in provision for loan losses.

•	Return on average common equity was 10.3 percent and return on average assets was 0.96 percent for the fourth quarter 2013.

Operating Performance

Net revenue was $136.0 million in the fourth quarter 2013, an increase of 1 percent as compared to the fourth quarter 2012 and the third quarter 2013. The increase in net revenue was attributable to growth in net interest income from higher average loan balances and lower cost of funds. For the full year 2013, net revenue was $538.3 million, up 1 percent as compared to 2012, reflecting both increased net interest income from higher average loan balances and noninterest income.

Operating profit of $60.2 million in the fourth quarter 2013 was up 12 percent as compared to the fourth quarter 2012 and down 5 percent as compared to the third quarter 2013. The reduction in operating profit as compared to the third quarter 2013 was a result of increased noninterest expenses primarily related to increased employee expense and an increase in the provision for unfunded commitments. For the full year, operating profit was $235.0 million, up 14 percent as compared to 2012, and benefited primarily from lower costs associated with net foreclosed property expenses and a reduction of share-based compensation costs.

Net interest income was $108.5 million in the fourth quarter 2013, an increase of 3 percent as compared to the fourth quarter 2012 and 2 percent as compared to the third quarter 2013. The growth in net interest income over the prior quarter benefited from a 2 percent increase in average loan balances and the repayment of $120 million of long-term subordinated debt. For the full year 2013, net interest income was $421.1 million, as compared to net interest income of $419.9 million for full year 2012. Net interest margin was 3.18 percent in the fourth quarter 2013, as compared to 3.16 percent in the fourth quarter 2012 and 3.18 percent in the third quarter 2013. While one-month LIBOR declined in the fourth quarter, net interest margin benefited from the repayment of subordinated debt and higher yields on earning assets as compared to the prior quarter. The lending environment remains highly competitive and continues to put downward pressure on loan pricing.

Noninterest income was $26.7 million in the fourth quarter 2013, a decline of $2.7 million as compared to the fourth quarter 2012 and $1.0 million as compared to the third quarter 2013. Lower mortgage financing volume reduced noninterest income by $2.3 million as compared to the fourth quarter 2012 and $1.1 million as compared to the third quarter 2013. Syndication fees were comparable to the fourth quarter 2012, though declined by $2.2 million as compared to the third quarter 2013. The level of syndication activity may vary from quarter to quarter with syndication fees for third quarter 2013 a record amount.

Trust and investments income was $4.6 million, an increase of 9 percent from the fourth quarter 2012 and 1 percent from the third quarter 2013. Focused marketing efforts to add trust and investment clients in 2013 contributed to the 10 percent increase of assets under management and administration as compared to the prior year. Capital markets revenue of $5.7 million declined from $6.7 million in the fourth quarter 2012 and increased from $3.9 million in the third quarter 2013. Capital markets revenue excluding the impact of CVA was $5.1 million in the quarter, a decrease of $789,000 from the fourth quarter 2012 and an increase of $659,000 from the previous quarter. Fourth quarter 2013 capital markets revenue included an increase in foreign exchange activity as compared to the third quarter. Treasury management fees of $6.3 million grew 13 percent from the fourth quarter 2012 and 2 percent from the previous quarter, benefiting in part from new credit relationships.

For the full year 2013, noninterest income increased 3 percent to $114.0 million compared to $111.0 million for the full year 2012. In comparison to the prior year, syndication fees increased 48 percent benefiting from the Company’s loan origination capabilities combined with a broader product offering and strong market demand. Capital markets products revenue declined as client demand for interest rate management products shifted to lower revenue products and mortgage banking revenue decreased due to lower volumes primarily as a result of increasing mortgage rates.

Expenses

Noninterest expense was $75.8 million in the fourth quarter 2013, a decrease of 7 percent from the fourth quarter 2012 and an increase of 6 percent from third quarter 2013. The reduction of noninterest expense as compared to the fourth quarter 2012 reflected a decline of $6.0 million in expenses associated primarily with reduced net foreclosed property expense and share-based compensation costs offset by increased provision for unfunded commitments. The efficiency rate was 55.7 percent in the fourth quarter, as compared to 60.2 percent in fourth quarter 2012 and 53.0 percent in third quarter 2013.

As compared to the third quarter 2013, the increase of noninterest expense was comprised primarily of $1.2 million of additional variable performance-based compensation and a $1.0 million increase in provision for unfunded commitments offset by a $796,000 reduction in net foreclosed property expense. In the third quarter 2013, other expenses benefited from a $1.3 million reduction in the unfunded commitment reserve that was associated with a single credit.

Noninterest expense for the full year 2013 was $303.3 million, a decline of 7 percent from $327.1 million for 2012 with reductions in net foreclosed property expense, certain share-based compensation, insurance and loan and collection costs.

Credit Quality

In 2013, the Company significantly improved credit quality and reduced credit costs. Nonperforming assets were $122.8 million at December 31, 2013, a decline of 44 percent from December 31, 2012 and 17 percent from September 30, 2013 with the reduction attributable to continued sales of other real estate owned (“OREO”) and resolution of nonperforming loans. At year end, OREO was $28.5 million, a reduction of $53.3 million from December 31, 2012, and $6.8 million from September 30, 2013, as a result of ongoing dispositions of foreclosed property. Nonperforming loans were $94.2 million, compared to $138.8 million at December 31, 2012 and $113.3 million at September 30, 2013. Nonperforming assets to total assets were 0.87 percent at December 31, 2013, compared to 1.57 percent at December 31, 2012 and 1.07 percent at September 30, 2013.

As of December 31, 2013, the allowance for loan losses as a percent of total loans was 1.34 percent, down from 1.59 percent at December 31, 2012 and 1.40 percent at September 30, 2013. Net charge-offs were $7.3 million for the fourth quarter 2013, a decline of 59 percent as compared to the fourth quarter 2012 and 30 percent as compared to the third quarter 2013 and benefited from a higher level of loan recoveries. The provision for loan losses was $4.9 million for the fourth quarter 2013 as compared to $12.6 million for the fourth quarter 2012 and $7.8 million for third quarter 2013. On a full year basis, provision for loan loss expense was $31.2 million as compared to $70.9 million for the full year 2012 reflecting lower net charge-offs and a decline in reserve requirements for problem loans.

Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss sharing agreement.

Balance Sheet

Total assets were $14.1 billion at December 31, 2013, flat as compared to $14.1 billion at December 31, 2012, and up from $13.9 billion at September 30, 2013. Total loans of $10.6 billion grew $504.0 million or 5 percent from December 31, 2012 and $234.6 million or 2 percent from the previous quarter end, benefiting largely from net loan growth of commercial and industrial loans. In comparison to September 30, 2013, commercial real estate and construction loans increased as well despite continued payoffs of loans, many of which were replaced with permanent financing. At December 31, 2013, total commercial loans comprised 67 percent of total loans, up from 64 percent a year ago, and total commercial real estate and construction loans comprised 27 percent of total loans, down from 28 percent at December 31, 2012.

Total deposits were $12.0 billion at December 31, 2013, a decline of 1 percent as of December 31, 2012 and an increase of 2 percent as compared to September 30, 2013. At December 31, 2013, the loan to deposit ratio was 88.6 percent. Noninterest bearing demand deposits were $3.2 billion and comprised 26 percent of total deposits at December 31, 2013. On October 24, 2013, the $120.0 million balance of a subordinated debt facility with a weighted average rate of 3.8 percent was repaid in full and replaced with lower cost liquidity.

The Company's investment securities portfolio was $2.5 billion at December 31, 2013, up 9 percent from December 31, 2012 and a relatively flat as compared to September 30, 2013. The securities portfolio is primarily composed of U.S. government agency backed mortgage securities, U.S. Treasuries, agency backed collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of December 31, 2013, the total risk-based capital ratio was 13.30 percent, the Tier 1 risk-based capital ratio was 11.08 percent, and the leverage ratio was 10.37 percent. The Tier 1 common capital ratio was 9.19 percent (without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013) and tangible common equity ratio was 8.57 percent at the end of the fourth quarter 2013.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Thursday, January 16, 2014, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #25250239. A live webcast of the call can be accessed on the Company website at: investor.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on January 30, 2014, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode #25250239.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2013, the Company had 33 offices in 10 states and $14.1 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions and credit quality or prolong weakness in demand for loans or other banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater than expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive trends in our markets;

•	unforeseen credit quality problems that could result in charge-offs greater than we have anticipated in our allowance for loan losses;

•	slower than anticipated dispositions of other real estate owned or declines in real estate values which may negatively impact net foreclosed property expense;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or an inability to recruit and retain appropriate talent;

•	potential impact of recently adopted capital rules;

•	greater than anticipated impact on costs, revenues and offered products and services associated with the implementation of other regulatory changes;

•	changes in monetary or fiscal policies of the U.S. Government and the potential impact from current debates related to the federal debt ceiling; or

•	failures or disruptions to our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2012 as well as those set forth in our subsequent periodic reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-U.S. GAAP Financial Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measure, as well as the reconciliation to the comparable U.S. GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with U.S. GAAP, nor are they necessarily comparable to non-U.S. GAAP performance measures that may be presented by other companies.

Editor's Note: Financial highlights attached. Full financial supplement available on Company's website at www.theprivatebank.com.

Consolidated Income Statements
(Amounts in thousands, except per share data)
	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	Unaudited	Unaudited	Unaudited	Audited
Interest Income
Loans, including fees	$110,723	$108,172	$433,829	$423,211
Federal funds sold and interest-bearing deposits in banks	221	452	652	965
Securities:
Taxable	13,038	12,938	51,310	56,826
Exempt from Federal income taxes	1,604	1,462	6,200	5,487
Other interest income	34	168	247	547
Total interest income	125,620	123,192	492,238	487,036
Interest Expense
Interest-bearing demand deposits	1,021	985	4,202	3,378
Savings deposits and money market accounts	4,169	4,531	16,350	17,604
Brokered and time deposits	5,062	5,561	20,161	21,832
Short-term and secured borrowings	161	77	850	443
Long-term debt	6,751	7,235	29,612	23,846
Total interest expense	17,164	18,389	71,175	67,103
Net interest income	108,456	104,803	421,063	419,933
Provision for loan and covered loan losses	4,476	13,177	31,796	71,425
Net interest income after provision for loan and covered loan losses	103,980	91,626	389,267	348,508
Non-interest Income
Trust and Investments	4,613	4,232	18,377	17,017
Mortgage banking	1,858	4,197	12,172	13,460
Capital markets products	5,720	6,744	20,728	25,958
Treasury management	6,321	5,606	24,668	21,510
Loan, letter of credit and commitment fees	4,474	4,671	17,217	18,173
Syndication fees	2,153	2,231	13,447	9,107
Deposit service charges and fees and other income	1,322	1,582	6,207	6,021
Net securities gains (losses)	279	191	1,174	(205)
Total non-interest income	26,740	29,454	113,990	111,041
Non-interest Expense
Salaries and employee benefits	42,575	45,253	166,929	174,948
Net occupancy expense	7,548	7,762	30,027	30,571
Technology and related costs	3,443	3,249	13,726	13,250
Marketing	3,592	2,448	12,590	10,311
Professional services	2,393	1,998	8,539	8,353
Outsourced servicing costs	1,612	1,814	6,817	7,419
Net foreclosed property expenses	3,600	9,571	20,194	38,296
Postage, telephone, and delivery	845	909	3,521	3,497
Insurance	2,934	3,290	10,867	15,186
Loan and collection expense	2,351	2,227	8,753	11,631
Other expenses	4,934	2,794	21,351	13,670
Total non-interest expense	75,827	81,315	303,314	327,132
Income before income taxes	54,893	39,765	199,943	132,417
Income tax provision	21,187	16,682	76,994	54,521
Net income	33,706	23,083	122,949	77,896
Preferred stock dividends and discount accretion	—	3,043	—	13,368
Net income available to common stockholders	$33,706	$20,040	$122,949	$64,528
Per Common Share Data
Basic earnings per share	$0.43	$0.26	$1.58	$0.88
Diluted earnings per share	$0.43	$0.26	$1.57	$0.88
Cash dividends declared	$0.01	$0.01	$0.04	$0.04
Weighted-average common shares outstanding	76,533	75,035	76,398	71,951
Weighted-average diluted common shares outstanding	76,967	75,374	76,645	72,174
Note: Certain reclassifications have been made to prior period financial statements to conform with the current period presentation.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	4Q13	3Q13	2Q13	1Q13	4Q12
Interest Income
Loans, including fees	$110,723	$108,912	$107,407	$106,787	$108,172
Federal funds sold and interest-bearing deposits in banks	221	111	112	208	452
Securities:
Taxable	13,038	12,931	12,519	12,822	12,938
Exempt from Federal income taxes	1,604	1,562	1,532	1,502	1,462
Other interest income	34	61	62	90	168
Total interest income	125,620	123,577	121,632	121,409	123,192
Interest Expense
Interest-bearing demand deposits	1,021	1,032	1,034	1,115	985
Savings deposits and money market accounts	4,169	3,895	3,887	4,399	4,531
Brokered and time deposits	5,062	5,014	4,956	5,129	5,561
Short-term and secured borrowings	161	161	410	118	77
Long-term debt	6,751	7,640	7,613	7,608	7,235
Total interest expense	17,164	17,742	17,900	18,369	18,389
Net interest income	108,456	105,835	103,732	103,040	104,803
Provision for loan and covered loan losses	4,476	8,120	8,843	10,357	13,177
Net interest income after provision for loan and covered loan losses	103,980	97,715	94,889	92,683	91,626
Non-interest Income
Trust and Investments	4,613	4,570	4,800	4,394	4,232
Mortgage banking	1,858	2,946	3,198	4,170	4,197
Capital markets products	5,720	3,921	6,048	5,039	6,744
Treasury management	6,321	6,214	6,209	5,924	5,606
Loan, letter of credit and commitment fees	4,474	4,384	4,282	4,077	4,671
Syndication fees	2,153	4,322	3,140	3,832	2,231
Deposit service charges and fees and other income	1,322	1,298	1,196	2,391	1,582
Net securities gains (losses)	279	118	136	641	191
Total non-interest income	26,740	27,773	29,009	30,468	29,454
Non-interest Expense
Salaries and employee benefits	42,575	41,360	39,854	43,140	45,253
Net occupancy expense	7,548	7,558	7,387	7,534	7,762
Technology and related costs	3,443	3,343	3,476	3,464	3,249
Marketing	3,592	2,986	3,695	2,317	2,448
Professional services	2,393	2,465	1,782	1,899	1,998
Outsourced servicing costs	1,612	1,607	1,964	1,634	1,814
Net foreclosed property expenses	3,600	4,396	5,555	6,643	9,571
Postage, telephone, and delivery	845	852	981	843	909
Insurance	2,934	2,590	2,804	2,539	3,290
Loan and collection expense	2,351	1,345	2,280	2,777	2,227
Other expenses	4,934	2,767	7,477	6,173	2,794
Total non-interest expense	75,827	71,269	77,255	78,963	81,315
Income before income taxes	54,893	54,219	46,643	44,188	39,765
Income tax provision	21,187	21,161	17,728	16,918	16,682
Net income	33,706	33,058	28,915	27,270	23,083
Preferred stock dividends and discount accretion	—	—	—	—	3,043
Net income available to common stockholders	$33,706	$33,058	$28,915	$27,270	$20,040
Per Common Share Data
Basic earnings per share	$0.43	$0.42	$0.37	$0.35	$0.26
Diluted earnings per share	$0.43	$0.42	$0.37	$0.35	$0.26
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	76,533	76,494	76,415	76,143	75,035
Weighted-average diluted common shares outstanding	76,967	76,819	76,581	76,203	75,374

Consolidated Balance Sheets
(Dollars in thousands)
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Assets
Cash and due from banks	$133,518	$247,460	$150,683	$118,583	$234,308
Federal funds sold and interest-bearing deposits in banks	306,544	180,608	147,699	203,647	707,143
Loans held-for-sale	26,816	27,644	34,803	38,091	49,696
Securities available-for-sale, at fair value	1,602,476	1,611,022	1,580,179	1,457,433	1,451,160
Securities held-to-maturity, at amortized cost	921,436	931,342	955,688	959,994	863,727
Federal Home Loan Bank ("FHLB") stock	30,005	34,063	34,063	34,288	43,387
Loans – excluding covered assets, net of unearned fees	10,644,021	10,409,443	10,094,636	10,033,803	10,139,982
Allowance for loan losses	(143,109)	(145,513)	(148,183)	(153,992)	(161,417)
Loans, net of allowance for loan losses and unearned fees	10,500,912	10,263,930	9,946,453	9,879,811	9,978,565
Covered assets	112,746	140,083	158,326	176,855	194,216
Allowance for covered loan losses	(16,511)	(21,653)	(24,995)	(24,089)	(24,011)
Covered assets, net of allowance for covered loan losses	96,235	118,430	133,331	152,766	170,205
Other real estate owned, excluding covered assets	28,548	35,310	57,134	73,857	81,880
Premises, furniture, and equipment, net	39,704	36,445	37,025	38,373	39,508
Accrued interest receivable	37,004	35,758	38,325	39,205	34,832
Investment in bank owned life insurance	53,865	53,539	53,216	52,873	52,513
Goodwill	94,041	94,484	94,496	94,509	94,521
Other intangible assets	8,892	10,486	11,266	12,047	12,828
Derivative assets	48,422	57,771	57,361	90,303	99,261
Other assets	157,328	130,848	144,771	126,450	143,981
Total assets	$14,085,746	$13,869,140	$13,476,493	$13,372,230	$14,057,515
Liabilities
Demand deposits:
Noninterest-bearing	$3,172,676	$3,106,986	$2,736,868	$2,756,879	$3,690,340
Interest-bearing	1,470,856	1,183,471	1,234,134	1,390,955	1,057,390
Savings deposits and money market accounts	4,799,561	4,778,057	4,654,930	4,741,864	4,912,820
Brokered time deposits	1,119,777	1,303,596	1,190,796	983,625	993,455
Time deposits	1,450,771	1,460,446	1,491,604	1,518,980	1,519,629
Total deposits	12,013,641	11,832,556	11,308,332	11,392,303	12,173,634
Short-term and secured borrowings	8,400	131,400	308,700	107,775	5,000
Long-term debt	627,793	499,793	499,793	499,793	499,793
Accrued interest payable	6,326	6,042	5,963	6,787	7,141
Derivative liabilities	48,890	55,933	62,014	84,370	93,276
Other liabilities	78,792	69,728	58,651	49,137	71,505
Total liabilities	12,783,842	12,595,452	12,243,453	12,140,165	12,850,349
Equity
Common stock:
Voting	75,240	75,240	75,238	73,144	73,479
Nonvoting	1,585	1,585	1,585	3,536	3,536
Treasury stock	(6,415)	(7,303)	(9,001)	(9,631)	(24,150)
Additional paid-in capital	1,022,023	1,019,143	1,016,615	1,014,443	1,026,438
Retained earnings	199,627	166,700	134,423	106,288	79,799
Accumulated other comprehensive income, net of tax	9,844	18,323	14,180	44,285	48,064
Total equity	1,301,904	1,273,688	1,233,040	1,232,065	1,207,166
Total liabilities and equity	$14,085,746	$13,869,140	$13,476,493	$13,372,230	$14,057,515

Selected Financial Data
(Amounts in thousands, except per share data)
(Unaudited)
	4Q13		3Q13		2Q13		1Q13		4Q12
Selected Statement of Income Data:
Net interest income	$108,456		$105,835		$103,732		$103,040		$104,803
Net revenue (1)(2)	$136,036		$134,426		$133,546		$134,292		$135,022
Operating profit (1)(2)	$60,209		$63,157		$56,291		$55,329		$53,707
Provision for loan and covered loan losses	$4,476		$8,120		$8,843		$10,357		$13,177
Income before income taxes	$54,893		$54,219		$46,643		$44,188		$39,765
Net income available to common stockholders	$33,706		$33,058		$28,915		$27,270		$20,040

Per Common Share Data:
Basic earnings per share	$0.43		$0.42		$0.37		$0.35		$0.26
Diluted earnings per share	$0.43		$0.42		$0.37		$0.35		$0.26
Dividends declared	$0.01		$0.01		$0.01		$0.01		$0.01
Book value (period end) (1)	$16.75		$16.40		$15.88		$15.87		$15.65
Tangible book value (period end) (1)(2)	$15.43		$15.05		$14.52		$14.49		$14.26
Market value (close)	$28.93		$21.40		$21.22		$18.89		$15.32
Book value multiple	1.73	x	1.31	x	1.34	x	1.19	x	0.98	x

Share Data:
Weighted-average common shares outstanding	76,533		76,494		76,415		76,143		75,035
Weighted-average diluted common shares outstanding	76,967		76,819		76,581		76,203		75,374
Common shares issued (period end)	77,982		77,993		78,015		78,050		78,062
Common shares outstanding (period end)	77,708		77,680		77,630		77,649		77,115

Performance Ratio:
Return on average assets	0.96%		0.96%		0.86%		0.81%		0.67%
Return on average common equity	10.28%		10.43%		9.28%		9.01%		6.64%
Return on average tangible common equity (1)(2)	11.33%		11.55%		10.30%		10.04%		7.45%
Net interest margin (1)(2)	3.18%		3.18%		3.22%		3.19%		3.16%
Fee revenue as a percent of total revenue (1)	19.61%		20.72%		21.77%		22.45%		21.83%
Non-interest income to average assets	0.76%		0.81%		0.87%		0.91%		0.85%
Non-interest expense to average assets	2.16%		2.07%		2.31%		2.35%		2.35%
Net overhead ratio (1)	1.40%		1.26%		1.44%		1.44%		1.50%
Efficiency ratio (1)(2)	55.74%		53.02%		57.85%		58.80%		60.22%

Balance Sheet Ratios:
Loans to deposits (period end) (3)	88.60%		87.97%		89.27%		88.08%		83.29%
Average interest-earning assets to average interest-bearing liabilities	144.87%		140.72%		139.76%		141.21%		150.03%

Capital Ratios (period end):
Total risk-based capital (1)	13.30%		13.48%		13.70%		13.58%		13.17%
Tier 1 risk-based capital (1)	11.08%		11.05%		11.04%		10.90%		10.51%
Tier 1 leverage ratio (1)	10.37%		10.32%		10.25%		9.86%		9.56%
Tier 1 common equity to risk-weighted assets (1)(2)(4)	9.19%		9.11%		9.05%		8.89%		8.52%
Tangible common equity to tangible assets (1)(2)	8.57%		8.49%		8.43%		8.48%		7.88%
Total equity to total assets	9.24%		9.18%		9.15%		9.21%		8.59%

(1)	Refer to Glossary of Terms for definition.

(2)	This is a non-U.S. GAAP financial measure. Refer to "Non-U.S. GAAP Financial Measures" for a reconciliation from non-U.S. GAAP to U.S. GAAP.

(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

(4)	Does not give effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013.

Selected Financial Data (continued)
(Dollars in thousands)
(Unaudited)

	4Q13	3Q13	2Q13	1Q13	4Q12
Additional Selected Information:
Increase (decrease) credit valuation adjustment on capital markets derivatives (1)	$619	$(521)	$1,882	$246	$854
Salaries and employee benefits:
Salaries and wages	$23,971	$23,639	$23,397	$24,015	$24,333
Share-based costs	3,316	3,261	3,236	2,863	5,665
Incentive compensation, retirement costs and other employee benefits	15,288	14,460	13,221	16,262	15,255
Total salaries and employee benefits	$42,575	$41,360	$39,854	$43,140	$45,253

Provision for unfunded commitments	$1,019	$(1,346)	$467	$1,723	$(867)

Assets under management and administration (AUMA) (1)	$5,731,980	$5,570,614	$5,427,498	$5,515,199	$5,196,094
Custody assets included in AUMA	$2,506,291	$2,427,093	$2,351,163	$2,438,600	$2,345,410

Basic and Diluted Earnings per Common Share
(Amounts in thousands, except per share data)

	4Q13	3Q13	2Q13	1Q13	4Q12
Basic
Net income available to common stockholders	$33,706	$33,058	$28,915	$27,270	$20,040
Earnings allocated to participating stockholders (2)	(664)	(655)	(576)	(538)	(348)
Earnings allocated to common stockholders	$33,042	$32,403	$28,339	$26,732	$19,692
Weighted-average common shares outstanding	76,533	76,494	76,415	76,143	75,035
Basic earnings per common share	$0.43	$0.42	$0.37	$0.35	$0.26
Diluted
Diluted earnings applicable to common stockholders (3)	$33,046	$32,406	$28,340	$26,732	$19,692
Weighted-average diluted common shares outstanding:
Weighted-average common shares outstanding	76,533	76,494	76,415	76,143	75,035
Dilutive effect of stock awards	434	325	166	60	339
Weighted-average diluted common shares outstanding	$76,967	$76,819	$76,581	$76,203	$75,374
Diluted earnings per common share	$0.43	$0.42	$0.37	$0.35	$0.26

(1)	Refer to Glossary of Terms for definition.

(2)
Participating stockholders are those that hold certain share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents. Such shares or units are considered participating securities (i.e., the Company’s deferred and restricted stock units and nonvested restricted stock awards).

(2)
Earnings allocated to common stockholders for basic and diluted earnings per share may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to common stockholders and participating securities for the purposes of calculating diluted earnings per share.

Loan Composition (excluding covered assets (1))
(Dollars in thousands)

	12/31/13	% of Total	9/30/13	% of Total	6/30/13	% of Total	3/31/13	% of Total	12/31/12	% of Total
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)		(Audited)
Commercial and industrial	$5,457,574	51%	$5,384,222	52%	$5,019,494	50%	$4,951,951	49%	$4,901,210	48%
Commercial - owner-occupied CRE	1,674,260	16%	1,604,470	15%	1,641,973	16%	1,640,064	16%	1,595,574	16%
Total commercial	7,131,834	67%	6,988,692	67%	6,661,467	66%	6,592,015	65%	6,496,784	64%
Commercial real estate	1,987,307	19%	1,914,725	18%	1,981,541	20%	2,002,833	20%	2,132,063	21%
Commercial real estate - multi-family	513,194	5%	573,371	6%	520,160	5%	517,418	5%	543,622	5%
Total commercial real estate	2,500,501	24%	2,488,096	24%	2,501,701	25%	2,520,251	25%	2,675,685	26%
Construction	293,387	3%	237,440	3%	211,976	2%	174,077	2%	190,496	2%
Residential real estate	341,868	3%	346,619	3%	347,629	3%	368,569	4%	373,580	4%
Home equity	149,732	1%	148,058	1%	159,958	2%	162,035	2%	167,760	2%
Personal	226,699	2%	200,538	2%	211,905	2%	216,856	2%	235,677	2%
Total loans	$10,644,021	100%	$10,409,443	100%	$10,094,636	100%	$10,033,803	100%	$10,139,982	100%

(1)	Refer to Glossary of Terms for definition.

Commercial Loans Composition by Industry Segment (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)
	December 31, 2013				September 30, 2013				December 31, 2012
	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total
Manufacturing	$1,583,679	22%	$278	*	$1,665,701	24%	$199	*	$1,496,719	23%
Healthcare	1,653,596	23%	309	*	1,530,726	22%	309	*	1,514,496	23%
Wholesale trade	695,049	10%	629	*	699,778	10%	130	*	635,477	10%
Finance and insurance	643,119	9%	899	*	640,171	9%	513	*	584,763	9%
Real estate, rental and leasing	444,210	6%	2,200	*	400,965	6%	1,736	*	359,947	6%
Professional, scientific and technical services	454,373	7%	2,899	1%	476,878	7%	2,940	1%	391,976	6%
Administrative, support, waste management and remediation services	449,777	6%	—	—%	402,113	6%	—	—%	426,960	7%
Architecture, engineering and construction	249,444	4%	6,006	2%	247,487	3%	9,625	4%	225,199	3%
Retail	223,541	3%	—	—%	185,369	3%	—	—%	166,678	3%
All other (3)	735,046	10%	11,559	2%	739,504	10%	11,429	2%	694,569	10%
Total commercial (4)	$7,131,834	100%	$24,779	*	$6,988,692	100%	$26,881	*	$6,496,784	100%

Commercial Real Estate and Construction Loan Portfolio by Collateral Type
(Unaudited)
	December 31, 2013				September 30, 2013				December 31, 2012
	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total
Commercial Real Estate Portfolio
Land	$216,176	9%	$20,154	9%	$207,112	8%	$36,188	17%	240,503	9%
Residential 1-4 family	103,568	4%	2,982	3%	40,779	2%	3,405	8%	58,704	2%
Multi-family	513,194	20%	7,015	1%	573,371	23%	2,633	*	543,622	20%
Industrial/warehouse	271,230	11%	7,916	3%	256,826	10%	9,035	4%	272,535	10%
Office	470,790	19%	1,726	*	485,162	20%	4,519	1%	566,834	21%
Retail	490,955	19%	1,565	*	483,548	19%	3,356	1%	472,024	18%
Healthcare	167,226	7%	—	—%	217,407	9%	—	—%	205,318	8%
Mixed use/other	267,362	11%	5,595	2%	223,891	9%	3,818	2%	316,145	12%
Total commercial real estate	$2,500,501	100%	$46,953	2%	$2,488,096	100%	$62,954	3%	$2,675,685	100%
Construction Portfolio
Residential 1-4 family	$20,960	7%	$—	—%	$13,014	5%	$—	—%	14,160	7%
Multi-family	58,131	20%	—	—%	39,173	17%	—	—%	36,129	19%
Industrial/warehouse	29,343	10%	—	—%	21,326	9%	—	—%	29,633	16%
Office	20,596	7%	—	—%	21,866	9%	—	—%	8,863	5%
Retail	83,640	28%	—	—%	85,096	36%	—	—%	37,457	20%
Healthcare	43,506	15%	—	—%	27,553	12%	—	—%	14,196	7%
Mixed use/other	37,211	13%	—	—%	29,412	12%	—	—%	50,058	26%
Total construction	$293,387	100%	$—	—%	$237,440	100%	$—	—%	$190,496	100%

(1)	Refer to Glossary of Terms for definition.

(2)	Calculated as nonperforming loans in the respective industry segment or collateral type divided by total loans of the corresponding industry segment or collateral type presented above.

(3)	All other consists of numerous smaller balances across a variety of industries with no category greater than 3%.

(4)	Includes owner-occupied commercial real estate of $1.7 billion at December 31, 2013 and $1.6 billion at September 30, 2013, and December 31, 2012, respectively.

*	Less than 1%.
Note: Certain reclassifications have been made to prior period amounts to conform with the current period presentation.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	4Q13	3Q13	2Q13	1Q13	4Q12
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	0.28%	0.40%	0.56%	0.70%	0.73%
Nonperforming loans to total loans	0.89%	1.09%	1.20%	1.28%	1.37%
Nonperforming loans to total assets	0.67%	0.82%	0.90%	0.96%	0.99%
Nonperforming assets to total assets	0.87%	1.07%	1.33%	1.51%	1.57%
Allowance for loan losses to:
Total loans	1.34%	1.40%	1.47%	1.53%	1.59%
Nonperforming loans	152%	128%	122%	120%	116%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	94,238	113,286	121,759	128,657	138,780
OREO	28,548	35,310	57,134	73,857	81,880
Total nonperforming assets	$122,786	$148,596	$178,893	$202,514	$220,660

Restructured loans accruing interest	$20,176	$32,343	$48,281	$46,591	$60,980

Special mention loans	$71,257	$67,518	$92,880	$106,446	$96,794
Potential problem loans	$101,772	$101,324	$97,196	$78,185	$107,876

Nonperforming Loans Rollforward
Beginning balance	$113,286	$121,759	$128,657	$138,780	$179,895
Additions:
New nonaccrual loans	20,082	25,642	26,190	31,331	28,527
Reductions:
Return to performing status	(370)	—	(2,288)	—	(3,824)
Paydowns and payoffs, net of advances	(16,464)	(12,205)	(246)	(885)	(21,454)
Net sales	(4,438)	(1,119)	(12,601)	(12,809)	(20,544)
Transfer to OREO	(6,642)	(1,036)	(3,366)	(6,266)	(2,826)
Transfer to loans held for sale	—	(7,359)	—	(2,240)	—
Charge-offs	(11,216)	(12,396)	(14,587)	(19,254)	(20,994)
Total reductions	(39,130)	(34,115)	(33,088)	(41,454)	(69,642)
Balance at end of period	$94,238	$113,286	$121,759	$128,657	$138,780

OREO Rollforward
Beginning balance	$35,310	$57,134	$73,857	$81,880	$97,833
New foreclosed properties	6,642	1,036	3,366	6,266	2,826
Valuation adjustments	(3,138)	(5,734)	(6,128)	(4,458)	(5,274)
Disposals:
Sales proceeds	(10,273)	(18,902)	(14,677)	(9,067)	(11,526)
Net gain (loss) on sale	7	1,776	716	(764)	(1,979)
Balance at end of period	$28,548	$35,310	$57,134	$73,857	$81,880

Restructured Loans Accruing Interest Rollforward
Beginning balance	$32,343	$48,281	$46,591	$60,980	$58,431
Additions:
New restructured loans accruing interest	950	1,408	4,219	458	6,552
Restructured loans returned to accruing status	243	—	—	—	3,823
Reductions:
Paydowns and payoffs, net of advances	(13,211)	(15,368)	(2,347)	36	(3,995)
Transfers to nonperforming loans	(149)	—	—	(14,883)	(2,988)
Removal of restructured loan status	—	(1,978)	(182)	—	(843)
Balance at end of period	$20,176	$32,343	$48,281	$46,591	$60,980

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Credit Quality Indicators (1)
	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non-Performing Loans	% of Portfolio Loan Type	Total Loans
December 31, 2013
Commercial	$62,272	0.9%	$87,391	1.2%	$24,779	0.3%	$7,131,834
Commercial real estate	1,016	*	4,489	0.2%	46,953	1.9%	2,500,501
Construction	—	—%	—	—%	—	—%	293,387
Residential real estate	4,898	1.4%	7,177	2.1%	9,976	2.9%	341,868
Home equity	2,884	1.9%	2,538	1.7%	11,879	7.9%	149,732
Personal	187	0.1%	177	0.1%	651	0.3%	226,699
Total	$71,257	0.7%	$101,772	1.0%	$94,238	0.9%	$10,644,021

September 30, 2013
Commercial	$58,829	0.8%	$81,704	1.2%	$26,881	0.4%	$6,988,692
Commercial real estate	518	*	9,198	0.4%	62,954	2.5%	2,488,096
Construction	—	—%	—	—%	—	—%	237,440
Residential real estate	5,945	1.7%	6,412	1.8%	11,237	3.2%	346,619
Home equity	1,790	1.2%	3,951	2.7%	11,450	7.7%	148,058
Personal	436	0.2%	59	*	764	0.4%	200,538
Total	$67,518	0.6%	$101,324	1.0%	$113,286	1.1%	$10,409,443

*	Less than 0.1%.

Loan Portfolio Aging
	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
December 31, 2013
Loan balances:
Commercial	$7,106,900	$2	$153	$—	$24,779	$7,131,834
Commercial real estate	2,447,441	5,946	161	—	46,953	2,500,501
Construction	293,387	—	—	—	—	293,387
Residential real estate	330,922	674	296	—	9,976	341,868
Personal and home equity	362,263	1,232	406	—	12,530	376,431
Total loans	$10,540,913	$7,854	$1,016	$—	$94,238	$10,644,021

% of loan balance:
Commercial	99.65%	*	*	—%	0.35%	100.00%
Commercial real estate	97.87%	0.24%	0.01%	—%	1.88%	100.00%
Construction	100.00%	—%	—%	—%	—%	100.00%
Residential real estate	96.79%	0.20%	0.09%	—%	2.92%	100.00%
Personal and home equity	96.23%	0.33%	0.11%	—%	3.33%	100.00%
Total loans	99.03%	0.07%	0.01%	—%	0.89%	100.00%

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

	4Q13	3Q13	2Q13	1Q13	4Q12
Nonaccrual loans
Commercial	$24,779	$26,881	$47,782	$31,323	$41,913
Commercial real estate	46,953	62,954	45,759	63,643	68,554
Construction	—	—	—	402	557
Residential real estate	9,976	11,237	12,812	14,966	11,224
Personal and home equity	12,530	12,214	15,406	18,323	16,532
Total	$94,238	$113,286	$121,759	$128,657	$138,780

Nonaccrual loans as a percent of total loan type:
Commercial	0.35%	0.38%	0.72%	0.48%	0.65%
Commercial real estate	1.88%	2.53%	1.83%	2.53%	2.56%
Construction	—%	—%	—%	0.23%	0.29%
Residential real estate	2.92%	3.24%	3.69%	4.06%	3.00%
Personal and home equity	3.33%	3.50%	4.14%	4.84%	4.10%
Total	0.89%	1.09%	1.20%	1.28%	1.37%

Loans past due 60-89 days and still accruing:
Commercial	$153	$817	$—	$3,725	$1,365
Commercial real estate	161	1,475	2,887	2,365	5,278
Construction	—	—	—	—	—
Residential real estate	296	209	129	485	—
Personal and home equity	406	499	—	461	462
Total	$1,016	$3,000	$3,016	$7,036	$7,105

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	*	0.01%	—%	0.06%	0.02%
Commercial real estate	0.01%	0.06%	0.12%	0.09%	0.20%
Construction	—%	—%	—%	—%	—%
Residential real estate	0.09%	0.06%	0.04%	0.13%	—%
Personal and home equity	0.11%	0.14%	—%	0.12%	0.11%
Total	0.01%	0.03%	0.03%	0.07%	0.07%

Loans past due 30-59 days and still accruing:
Commercial	$2	$642	$539	$5,647	$2,195
Commercial real estate	5,946	717	6,690	5,666	4,073
Construction	—	—	—	—	—
Residential real estate	674	—	265	2,175	3,260
Personal and home equity	1,232	2,243	256	647	1,837
Total	$7,854	$3,602	$7,750	$14,135	$11,365

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	*	0.01%	0.01%	0.09%	0.03%
Commercial real estate	0.24%	0.03%	0.27%	0.22%	0.15%
Construction	—%	—%	—%	—%	—%
Residential real estate	0.20%	—%	0.08%	0.59%	0.87%
Personal and home equity	0.33%	0.64%	0.07%	0.17%	0.46%
Total	0.07%	0.03%	0.08%	0.14%	0.11%

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Nonaccrual Loan Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
December 31, 2013
Amount:
Commercial	$—	$9,393	$3,749	$5,150	$6,487	$24,779
Commercial real estate	—	15,440	9,035	7,583	14,895	46,953
Residential real estate	—	—	3,438	—	6,538	9,976
Personal and home equity	—	—	—	—	12,530	12,530
Total	$—	$24,833	$16,222	$12,733	$40,450	$94,238

Number of borrowers:
Commercial	—	1	1	2	23	27
Commercial real estate	—	2	2	4	26	34
Residential real estate	—	—	1	—	30	31
Personal and home equity	—	—	—	—	46	46
Total	—	3	4	6	125	138

September 30, 2013
Amount:
Commercial	$—	$18,565	$—	$2,855	$5,461	$26,881
Commercial real estate	24,590	5,788	8,935	6,674	16,967	62,954
Residential real estate	—	—	4,789	—	6,448	11,237
Personal and home equity	—	—	—	—	12,214	12,214
Total	$24,590	$24,353	$13,724	$9,529	$41,090	$113,286

Number of borrowers:
Commercial	—	2	—	1	26	29
Commercial real estate	2	1	2	3	32	40
Residential real estate	—	—	1	—	29	30
Personal and home equity	—	—	—	—	46	46
Total	2	3	3	4	133	145

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Restructured Loan Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
December 31, 2013
Amount:
Commercial	$—	$7,800	$7,134	$1,708	$392	$17,034
Commercial real estate	—	—	—	—	1,551	1,551
Personal and home equity	—	—	—	—	1,591	1,591
Total	$—	$7,800	$7,134	$1,708	$3,534	$20,176

Number of borrowers:
Commercial	—	1	2	1	2	6
Commercial real estate	—	—	—	—	3	3
Personal and home equity	—	—	—	—	2	2
Total	—	1	2	1	7	11

September 30, 2013
Amount:
Commercial	$10,447	$13,830	$3,969	$—	$1,833	$30,079
Commercial real estate	—	—	—	—	665	665
Personal and home equity	—	—	—	—	1,599	1,599
Total	$10,447	$13,830	$3,969	$—	$4,097	$32,343

Number of borrowers:
Commercial	1	2	1	—	3	7
Commercial real estate	—	—	—	—	2	2
Personal and home equity	—	—	—	—	2	2
Total	1	2	1	—	7	11

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets (1)
(Dollars in thousands)
(Unaudited)

OREO Properties by Type

	December 31, 2013			September 30, 2013			December 31, 2012
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single-family homes	12	$3,405	12%	14	$2,981	8%	49	$6,238	8%
Land parcels	142	12,710	44%	145	18,498	52%	177	37,125	45%
Multi-family	1	175	1%	1	201	1%	4	7,458	9%
Office/industrial	20	11,301	40%	22	13,009	37%	39	28,038	34%
Retail	1	957	3%	2	621	2%	5	3,021	4%
Total	176	$28,548	100%	184	$35,310	100%	274	$81,880	100%

OREO Property Type by Location

	Illinois	Iowa	Colorado	Wisconsin	South Eastern(2)	Mid Western(3)	Other	Total
December 31, 2013
Single-family homes	$833	—	$—	$322	$—	$2,250		$3,405
Land parcels	10,048	184	—	—	—	2,478	—	12,710
Multi-family	175	—	—	—	—	—	—	175
Office/industrial	7,115	2,438	—	543	515	690	—	11,301
Retail	—	—	—	—	—	957	—	957
Total	$18,171	$2,622	$—	$865	$515	$6,375	$—	$28,548
% of Total	64%	9%	—%	3%	2%	22%	—%	100%
September 30, 2013
Single-family homes	$525	—	$—	$322	$—	$2,134	$—	$2,981
Land parcels	14,789	—	—	—	1,030	2,679	—	18,498
Multi-family	201	—	—	—	—	—	—	201
Office/industrial	10,231	—	—	980	527	1,271	—	13,009
Retail	552	—	—	—	—	69	—	621
Total	$26,298	$—	$—	$1,302	$1,557	$6,153	$—	$35,310
% of Total	75%	—%	—%	4%	4%	17%	—%	100%
December 31, 2012
Single-family homes	$4,301	—	$—	$—	$—	$1,767	$170	$6,238
Land parcels	22,722	—	—	—	10,446	3,957	—	37,125
Multi-family	525	—	6,933	—	—	—	—	7,458
Office/industrial	17,960	—	—	2,300	4,048	3,730	—	28,038
Retail	2,428	—	—	—	593	—	—	3,021
Total	$47,936	$—	$6,933	$2,300	$15,087	$9,454	$170	$81,880
% of Total	59%	—%	8%	3%	18%	12%	*	100%

(1)	Refer to Glossary of Terms for definition.

(2)	Represents the southeastern states of Arkansas, Florida and Georgia.

(3)	Represents the midwestern states of Kansas, Michigan, Missouri, Indiana, and Ohio.

*	Less than 1%.
Note: Certain reclassifications have been made to prior period amounts to conform with the current period presentation.

Allowance for Loan Losses (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	4Q13	3Q13	2Q13	1Q13	4Q12
Change in allowance for loan losses:
Balance at beginning of period	$145,513	$148,183	$153,992	$161,417	$166,859
Loans charged-off:
Commercial	(1,536)	(7,285)	(2,372)	(11,146)	(10,388)
Commercial real estate	(7,297)	(1,706)	(8,725)	(7,566)	(8,105)
Construction	—	—	—	70	30
Residential real estate	(1,887)	(395)	(783)	(436)	(621)
Home equity	(591)	(2,146)	(334)	(374)	(1,640)
Personal	(51)	(893)	(2,776)	(5)	(612)
Total charge-offs	(11,362)	(12,425)	(14,990)	(19,457)	(21,336)
Recoveries on loans previously charged-off:
Commercial	2,898	1,301	459	396	947
Commercial real estate	302	366	141	1,364	2,133
Construction	7	7	25	9	16
Residential real estate	4	7	2	2	106
Home equity	80	135	199	61	52
Personal	757	142	46	52	43
Total recoveries	4,048	1,958	872	1,884	3,297
Net charge-offs	(7,314)	(10,467)	(14,118)	(17,573)	(18,039)
Provisions charged to operating expenses	4,910	7,797	8,309	10,148	12,597
Balance at end of period	$143,109	$145,513	$148,183	$153,992	$161,417

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$75,873	$74,734	$64,868	$57,280	$50,450
Commercial real estate	29,826	30,843	36,820	45,030	52,700
Construction	3,338	3,314	2,626	2,011	2,317
Residential real estate	5,143	4,254	4,945	5,800	5,700
Home equity	3,262	2,952	3,070	3,700	4,000
Personal	3,290	2,718	3,130	2,900	2,860
Total allocated	120,732	118,815	115,459	116,721	118,027
Specific reserve	22,377	26,698	32,724	37,271	43,390
Total	$143,109	$145,513	$148,183	$153,992	$161,417

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	53%	52%	44%	37%	31%
Commercial real estate	21%	21%	25%	29%	33%
Construction	2%	2%	2%	1%	1%
Residential real estate	4%	3%	3%	4%	4%
Home equity	2%	2%	2%	3%	2%
Personal	2%	2%	2%	2%	2%
Total allocated	84%	82%	78%	76%	73%
Specific reserve	16%	18%	22%	24%	27%
Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.34%	1.40%	1.47%	1.53%	1.59%
Nonperforming loans	152%	128%	122%	120%	116%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)

	12/31/13	% of Total	9/30/13	% of Total	6/30/13	% of Total	3/31/13	% of Total	12/31/12	% of Total
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)		(Audited)
Noninterest-bearing deposits	$3,172,676	26%	$3,106,986	26%	$2,736,868	24%	$2,756,879	24%	$3,690,340	30%
Interest-bearing demand deposits	1,470,856	12%	1,183,471	10%	1,234,134	11%	1,390,955	12%	1,057,390	9%
Savings deposits	284,482	2%	260,822	2%	245,133	2%	245,762	2%	310,188	3%
Money market accounts	4,515,079	38%	4,517,235	38%	4,409,797	39%	4,496,102	40%	4,602,632	38%
Brokered time deposits:
Traditional	408,365	3%	548,429	5%	445,666	4%	330,851	3%	382,833	3%
Client CDARS(1)	711,412	7%	755,167	7%	695,130	6%	652,774	6%	610,622	5%
Non-client CDARS(1)	—	—%	—	—%	50,000	1%	—	—%	—	—%
Total brokered time deposits	1,119,777	10%	1,303,596	12%	1,190,796	11%	983,625	9%	993,455	8%
Time deposits	1,450,771	12%	1,460,446	12%	1,491,604	13%	1,518,980	13%	1,519,629	12%
Total deposits	$12,013,641	100%	$11,832,556	100%	$11,308,332	100%	$11,392,303	100%	$12,173,634	100%
Client deposits(1)	$11,605,276	97%	$11,284,127	95%	$10,812,666	95%	$11,061,452	97%	$11,790,801	97%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarter Ended December 31,
	2013			2012
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$352,247	$221	0.24%	$709,369	$452	0.25%
Securities:
Taxable	2,234,704	13,038	2.33%	2,055,358	12,938	2.52%
Tax-exempt (2)	267,966	2,444	3.65%	205,525	2,227	4.33%
Total securities	2,502,670	15,482	2.47%	2,260,883	15,165	2.68%
FHLB stock	30,269	34	0.43%	43,387	168	1.51%
Loans, excluding covered assets:
Commercial	7,023,617	78,550	4.38%	6,266,388	71,128	4.44%
Commercial real estate	2,468,364	22,738	3.60%	2,684,361	26,586	3.88%
Construction	263,992	2,691	3.99%	185,804	1,803	3.80%
Residential	357,996	3,324	3.71%	401,581	4,037	4.02%
Personal and home equity	358,003	2,871	3.18%	389,235	3,300	3.37%
Total loans, excluding covered assets (3)	10,471,972	110,174	4.12%	9,927,369	106,854	4.22%
Covered assets (4)	115,474	549	1.87%	174,679	1,318	2.97%
Total interest-earning assets (2)	13,472,632	$126,460	3.69%	13,115,687	$123,957	3.71%
Cash and due from banks	151,792			146,990
Allowance for loan and covered loan losses	(168,901)			(190,583)
Other assets	500,949			676,682
Total assets	$13,956,472			$13,748,776
Liabilities and Equity:
Interest-bearing demand deposits	$1,291,824	$1,021	0.31%	$970,026	$985	0.40%
Savings deposits	275,656	200	0.29%	282,493	200	0.28%
Money market accounts	4,643,505	3,969	0.34%	4,382,023	4,331	0.39%
Time deposits	1,473,248	3,805	1.02%	1,507,824	4,139	1.09%
Brokered time deposits	1,192,264	1,257	0.42%	1,102,772	1,422	0.51%
Total interest-bearing deposits	8,876,497	10,252	0.46%	8,245,138	11,077	0.53%
Short-term and secured borrowings	11,063	161	5.67%	20,441	77	1.49%
Long-term debt	412,467	6,751	6.53%	476,695	7,235	6.00%
Total interest-bearing liabilities	9,300,027	$17,164	0.73%	8,742,274	$18,389	0.83%
Noninterest-bearing demand deposits	3,207,659			3,567,785
Other liabilities	147,893			177,842
Equity	1,300,893			1,260,875
Total liabilities and equity	$13,956,472			$13,748,776
Net interest spread (2)(5)			2.96%			2.88%
Contribution of noninterest-bearing sources of funds			0.22%			0.28%
Net interest income/margin (2)(5)		109,296	3.18%		105,568	3.16%
Less: tax-equivalent adjustment		840			765
Net interest income, as reported		$108,456			$104,803

(1)	Interest income included $7.1 million and $6.3 million in loan fees for the quarters ended December 31, 2013 and 2012, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $108.1 million and $164.8 million for the quarters ended December 31, 2013 and 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.1 million and $1.7 million for the quarters ended December 31, 2013 and 2012, respectively, based on the average loan portfolio yield for the corresponding period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.
Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarter Ended December 31,			Quarter Ended September 30,
	2013			2013
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$352,247	$221	0.24%	$178,213	$111	0.24%
Securities:
Taxable	2,234,704	13,038	2.33%	2,264,991	12,931	2.28%
Tax-exempt (2)	267,966	2,444	3.65%	254,662	2,380	3.74%
Total securities	2,502,670	15,482	2.47%	2,519,653	15,311	2.43%
FHLB stock	30,269	34	0.43%	34,063	61	0.71%
Loans, excluding covered assets:
Commercial	7,023,617	78,550	4.38%	6,834,597	75,429	4.32%
Commercial real estate	2,468,364	22,738	3.60%	2,503,758	23,467	3.67%
Construction	263,992	2,691	3.99%	224,671	2,304	4.01%
Residential	357,996	3,324	3.71%	362,708	3,473	3.83%
Personal and home equity	358,003	2,871	3.18%	362,293	2,938	3.22%
Total loans, excluding covered assets (3)	10,471,972	110,174	4.12%	10,288,027	107,611	4.10%
Covered assets (4)	115,474	549	1.87%	134,601	1,301	3.80%
Total interest-earning assets (2)	13,472,632	$126,460	3.69%	13,154,557	$124,395	3.71%
Cash and due from banks	151,792			149,953
Allowance for loan and covered loan losses	(168,901)			(177,274)
Other assets	500,949			525,426
Total assets	$13,956,472			$13,652,662
Liabilities and Equity:
Interest-bearing demand deposits	$1,291,824	$1,021	0.31%	$1,360,664	$1,032	0.30%
Savings deposits	275,656	200	0.29%	251,299	148	0.23%
Money market accounts	4,643,505	3,969	0.34%	4,369,938	3,747	0.34%
Time deposits	1,473,248	3,805	1.02%	1,491,652	3,814	1.01%
Brokered time deposits	1,192,264	1,257	0.42%	1,255,850	1,200	0.38%
Total interest-bearing deposits	8,876,497	10,252	0.46%	8,729,403	9,941	0.45%
Short-term and secured borrowings	11,063	161	5.67%	118,995	161	0.53%
Long-term debt	412,467	6,751	6.53%	499,793	7,640	6.08%
Total interest-bearing liabilities	9,300,027	$17,164	0.73%	9,348,191	$17,742	0.75%
Noninterest-bearing demand deposits	3,207,659			2,899,125
Other liabilities	147,893			147,805
Equity	1,300,893			1,257,541
Total liabilities and equity	$13,956,472			$13,652,662
Net interest spread (2)(5)			2.96%			2.96%
Contribution of noninterest-bearing sources of funds			0.22%			0.22%
Net interest income/margin (2)(5)		109,296	3.18%		106,653	3.18%
Less: tax-equivalent adjustment		840			818
Net interest income, as reported		$108,456			$105,835

(1)	Interest income included $7.1 million and $5.9 million in loan fees for the quarters ended December 31, 2013 and September 30, 2013, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $108.1 million and $118.8 million for the quarters ended December 31, 2013 and September 30, 2013, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.1 million and $1.2 million for the quarters ended December 31, 2013 and September 30, 2013, respectively, based on the average loan portfolio yield for the corresponding period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Year Ended December 31,
	2013			2012
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$261,865	$652	0.25%	$377,827	$965	0.26%
Securities:
Taxable	2,189,426	51,310	2.34%	2,064,893	56,826	2.75%
Tax-exempt (2)	245,905	9,447	3.84%	179,594	8,360	4.65%
Total securities	2,435,331	60,757	2.49%	2,244,487	65,186	2.90%
FHLB stock	34,161	247	0.72%	42,742	547	1.28%
Loans, excluding covered assets:
Commercial	6,756,863	299,386	4.43%	5,843,047	269,284	4.61%
Commercial real estate	2,530,863	95,517	3.77%	2,676,709	109,812	4.10%
Construction	218,246	8,999	4.12%	202,825	7,609	3.75%
Residential	380,676	14,193	3.73%	360,904	15,025	4.16%
Personal and home equity	371,567	12,045	3.24%	402,904	14,181	3.52%
Total loans, excluding covered assets (3)	10,258,215	430,140	4.19%	9,486,389	415,911	4.38%
Covered assets (4)	139,898	3,689	2.64%	218,500	7,300	3.34%
Total interest-earning assets (2)	13,129,470	$495,485	3.77%	12,369,945	$489,909	3.96%
Cash and due from banks	147,185			145,200
Allowance for loan and covered loan losses	(179,016)			(208,577)
Other assets	562,321			699,159
Total assets	$13,659,960			$13,005,727
Liabilities and Equity:
Interest-bearing demand deposits	$1,292,146	$4,202	0.33%	$829,686	$3,378	0.41%
Savings deposits	262,022	639	0.24%	238,171	680	0.29%
Money market accounts	4,490,908	15,711	0.35%	4,129,620	16,924	0.41%
Time deposits	1,496,146	15,328	1.02%	1,413,462	16,041	1.13%
Brokered time deposits	1,151,155	4,833	0.42%	1,176,131	5,791	0.49%
Total interest-bearing deposits	8,692,377	40,713	0.47%	7,787,070	42,814	0.55%
Short-term and secured borrowings	98,844	850	0.86%	142,720	443	0.31%
Long-term debt	477,782	29,612	6.20%	402,812	23,846	5.92%
Total interest-bearing liabilities	9,269,003	$71,175	0.77%	8,332,602	$67,103	0.81%
Noninterest-bearing demand deposits	2,982,471			3,186,562
Other liabilities	149,237			170,442
Equity	1,259,249			1,316,121
Total liabilities and equity	$13,659,960			$13,005,727
Net interest spread (2)(5)			3.00%			3.15%
Contribution of noninterest-bearing sources of funds			0.23%			0.27%
Net interest income/margin (2)(5)		424,310	3.23%		422,806	3.42%
Less: tax-equivalent adjustment		3,247			2,873
Net interest income, as reported		$421,063			$419,933

(1)	Interest income included $24.4 million and $26.3 million in loan fees for the year ended December 31, 2013 and 2012, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $122.6 million and $212.2 million for the year ended December 31, 2013 and 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $4.8 million and $8.9 million for the year ended December 31, 2013 and 2012, respectively, based on the average loan portfolio yield for the corresponding period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.
Note: Prior period net interest margin computations were modified to conform with the current period presentation.

NON-U.S. GAAP FINANCIAL MEASURES

This press release contains both U.S. GAAP and non-U.S. GAAP based financial measures. These non-U.S. GAAP financial measures include net interest income, net interest margin, net revenue, operating profit, and efficiency ratio all on a fully taxable-equivalent basis, return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and this may affect the usefulness of these measures to investors. Calculations of the Tier 1 common equity to risk-weighted assets ratio contained herein exclude the effect of the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure.

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

The following table reconciles non-U.S. GAAP financial measures to U.S. GAAP.

	Quarters Ended
	2013				2012
	December 31	September 30	June 30	March 31	December 31
Taxable-equivalent net interest income
U.S. GAAP net interest income	$108,456	$105,835	$103,732	$103,040	$104,803
Taxable-equivalent adjustment	840	818	805	784	765
Taxable-equivalent net interest income (a)	$109,296	$106,653	$104,537	$103,824	$105,568

Average Earning Assets (b)	$13,472,632	$13,154,557	$12,858,942	$13,026,571	$13,115,687

Net Interest Margin ((a) annualized) / (b)	3.18%	3.18%	3.22%	3.19%	3.16%

Net Revenue
Taxable-equivalent net interest income (a)	$109,296	$106,653	$104,537	$103,824	$105,568
U.S. GAAP non-interest income	26,740	27,773	29,009	30,468	29,454
Net revenue (c)	$136,036	$134,426	$133,546	$134,292	$135,022

Operating Profit
U.S. GAAP income before income taxes	$54,893	$54,219	$46,643	$44,188	$39,765
Provision for loan and covered loan losses	4,476	8,120	8,843	10,357	13,177
Taxable-equivalent adjustment	840	818	805	784	765
Operating profit	$60,209	$63,157	$56,291	$55,329	$53,707

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$75,827	$71,269	$77,255	$78,963	$81,315
Net revenue	$136,036	$134,426	$133,546	$134,292	$135,022
Efficiency ratio (d) / (c)	55.74%	53.02%	57.85%	58.80%	60.22%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$33,706	$33,058	$28,915	$27,270	$20,040
Amortization of intangibles, net of tax	471	472	473	473	411
Adjusted net income (e)	$34,177	$33,530	$29,388	$27,743	$20,451

Average Tangible Common Equity
U.S. GAAP average total equity	$1,300,893	$1,257,541	$1,250,141	$1,227,628	$1,260,875
Less: average goodwill	94,477	94,494	94,506	94,519	94,531
Less: average other intangibles	10,074	10,865	11,644	12,426	13,152
Less: average preferred stock	—	—	—	—	60,409
Average tangible common equity (f)	$1,196,342	$1,152,182	$1,143,991	$1,120,683	$1,092,783

Return on average tangible common equity ((e) annualized) / (f)	11.33%	11.55%	10.30%	10.04%	7.45%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2013	2012
Taxable-equivalent net interest income
U.S. GAAP net interest income	$421,063	$419,933
Taxable-equivalent adjustment	3,247	2,873
Taxable-equivalent net interest income (a)	$424,310	$422,806

Average Earning Assets (b)	$13,129,470	$12,369,945

Net Interest Margin (a) / (b)	3.23%	3.42%

Net Revenue
Taxable-equivalent net interest income (a)	$424,310	$422,806
U.S. GAAP non-interest income	113,990	111,041
Net revenue (c)	$538,300	$533,847

Operating Profit
U.S. GAAP income before income taxes	$199,943	$132,417
Provision for loan and covered loan losses	31,796	71,425
Taxable-equivalent adjustment	3,247	2,873
Operating profit	$234,986	$206,715

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$303,314	$327,132
Net revenue (c)	$538,300	$533,847
Efficiency ratio (d) / (c)	56.35%	61.28%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$122,949	$64,528
Amortization of intangibles, net of tax	1,889	1,626
Adjusted net income (e)	$124,838	$66,154

Average Tangible Common Equity
U.S. GAAP average total equity	$1,259,249	$1,316,121
Less: average goodwill	94,499	94,550
Less: average other intangibles	11,245	14,077
Less: average preferred stock	—	195,602
Average tangible common equity (f)	$1,153,505	$1,011,892

Return on average tangible common equity (e) / (f)	10.82%	6.54%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	2013				2012
	December 31	September 30	June 30	March 31	December 31
Tier 1 Common Capital
U.S. GAAP total equity	$1,301,904	$1,273,688	$1,233,040	$1,232,065	$1,207,166
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	9,844	18,323	14,180	44,285	48,064
Less: goodwill	94,041	94,484	94,496	94,509	94,521
Less: other intangibles	8,892	10,486	11,266	12,047	12,828
Tier 1 risk-based capital	1,433,920	1,395,188	1,357,891	1,326,017	1,296,546
Less: preferred stock	—	—	—	—	—
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Tier 1 common capital (e)	$1,189,127	$1,150,395	$1,113,098	$1,081,224	$1,051,753

Tangible Common Equity
U.S. GAAP total equity	$1,301,904	$1,273,688	$1,233,040	$1,232,065	$1,207,166
Less: goodwill	94,041	94,484	94,496	94,509	94,521
Less: other intangibles	8,892	10,486	11,266	12,047	12,828
Tangible equity (f)	1,198,971	1,168,718	1,127,278	1,125,509	1,099,817
Less: preferred stock	—	—	—	—	—
Tangible common equity (g)	$1,198,971	$1,168,718	$1,127,278	$1,125,509	$1,099,817

Tangible Assets
U.S. GAAP total assets	$14,085,746	$13,869,140	$13,476,493	$13,372,230	$14,057,515
Less: goodwill	94,041	94,484	94,496	94,509	94,521
Less: other intangibles	8,892	10,486	11,266	12,047	12,828
Tangible assets (h)	$13,982,813	$13,764,170	$13,370,731	$13,265,674	$13,950,166

Risk-weighted Assets (i)	$12,938,576	$12,630,779	$12,294,375	$12,164,677	$12,337,398

Period-end Common Shares Outstanding (j)	77,708	77,680	77,630	77,649	77,115

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	9.19%	9.11%	9.05%	8.89%	8.52%
Tangible equity to tangible assets (f) / (h)	8.57%	8.49%	8.43%	8.48%	7.88%
Tangible equity to risk-weighted assets (f) / (i)	9.27%	9.25%	9.17%	9.25%	8.91%
Tangible common equity to tangible assets (g) / (h)	8.57%	8.49%	8.43%	8.48%	7.88%
Tangible book value (g) / (j)	$15.43	$15.05	$14.52	$14.49	$14.26

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - A deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered time deposits for regulatory deposit purposes; however, we classify certain of these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ time deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered time deposit program.

Client deposits - Total deposits, net of traditional brokered time deposits and non-client CDARS®.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - We have adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. We attempt to mitigate risk by loan structure, collateral, monitoring, and other credit risk management controls. Credits rated 6 are performing in accordance with contractual terms but are considered "special mention" as these credits demonstrate potential weakness that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Loans rated 7 may be classified as either accruing ("potential problem") or nonaccrual ("nonperforming"). Potential problem loans, like special mention, are loans that are performing in accordance with contractual terms, but for which management has some level of concern (greater than that of special mention loans) about the ability of the borrowers to meet existing repayment terms in future periods. These loans continue to accrue interest but the ultimate collection of these loans in full is questionable due to the same conditions that characterize a 6-rated credit. These credits may also have somewhat increased risk profiles as a result of the current net worth and/or paying capacity of the obligor or guarantors or the value of the collateral pledged. These loans generally have a well-defined weakness that may jeopardize collection of the debt and are characterized by the distinct possibility that the Company may sustain some loss if the deficiencies are not resolved. Although these loans are generally identified as potential problem loans and require additional attention by management, they may never become nonperforming. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently-existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at a minimum on a quarterly basis, while all other rated credits over a certain dollar threshold, depending on loan type, are reviewed annually or more frequently as the situation warrants.

Credit valuation adjustment ("CVA") - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax-equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit - The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Return on average tangible common equity - Annualized net income available to common stockholders, adjusted for tax-affected amortization of intangibles, divided by average tangible common equity. Average tangible common equity equals average total equity less average goodwill, average intangible assets, and average preferred stock. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as currently defined by the Board of Governors of the Federal Reserve System without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Taxable-equivalent net interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests, as calculated under currently effective requirements and without giving effect to the final Basel III capital rules recently adopted and issued by the Federal Reserve Board in July 2013.

Tier 1 equity to risk-weighted assets ratio - Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure and for purposes of our presentation we calculate risk-weighted assets under currently effective requirements and not under the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Tier 1 leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available-for-sale equity securities, available-for-sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.